Listing Report:Supplement No. 54 dated Sep 15, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 209011
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 22.74%	Starting monthly payment:	$687.43

Auction yield range:	17.18% - 21.00%	Estimated loss impact:	26.19%
Lender servicing fee:	1.00%	Estimated return:	-5.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Oct-1984	Debt/Income ratio:	55%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	18 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	7y 10m
Amount delinquent:	$0	Revolving credit balance:	$16,945	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Sroxann	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off revolving debt
Purpose of loan:
Pay off all revolving debt (except my "teeth" payment contract $555/month and one other $100/month?- last payment on both in April 2010).? I want to CLOSE all accounts and use only my Visa DEBIT card for "credit" transactions.? Several of my credit/revolving debt accounts are 29%-30% and I'll never have them paid off at that rate!

My financial situation:
Though I had to file bankruptcy in 2000, I have a very secure job and my credit has been fair and steady for the past seven years.

Monthly net income: $ 3600.00

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 124
??Car expenses: $?364
??Utilities: $ 100
??Phone, cable, internet: $ 180
??Food, entertainment: $?200
??Clothing, household expenses $?150
??Credit cards and other loans: $?1400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421699
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,700.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.18%	Starting borrower rate/APR:	12.18% / 14.31%	Starting monthly payment:	$223.11

Auction yield range:	11.18% - 11.18%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Apr-2006	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	4	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$6,141	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	40%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	dropgreen	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	700-720 (Latest)
Principal borrowed:	$10,001.00	< mo. late:	0 ( 0% )	600-620 (Jan-2008) 600-620 (Dec-2007)
Principal balance:	$6,419.43	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Consolidation- Cutting Interest
Purpose of loan:
I am going to be consoliating my current prosper loan.? My current Prosper loan is at 35% interest.? I am going to be cutting the interest alot and payments by using this loan.? I will cut my payments by? $200+/month.? Currently I pay $452/month for prosper.?

I have never missed any of my payments and my current proper loan has always been paid on time.

My Credit Score is good and I plan on keeping it that way.

The only difference once I get this loan will be that the payments and Interest?will be lower so I can pay it off Quicker!

Thanks for the bids!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422911
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.33%	Starting borrower rate/APR:	12.33% / 14.47%	Starting monthly payment:	$183.55

Auction yield range:	4.18% - 11.33%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1998	Debt/Income ratio:	29%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$5,268	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	34%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	omysue	Borrower's state:	Alabama	Borrower's group:	Faster Loan
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	740-760 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	720-740 (Feb-2008)
Principal balance:	$5,498.16	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Fix Leaking Roof, Repaint House!
Purpose of loan:
I got married on June 1st and we are expecting our first child in December. We both owned our own houses and I have moved into his. My house needs MANY repairs in order for a buyer to be able to qualify for an FHA loan to purchase it. The biggest repairs are replacing rotten exterior wood to stop rain from leaking in, scraping and repainting chipping exterior paint, re-roofing covered patio, etc. We need to get the repairs made and the house on the market as quickly as possible so that we can get rid of the house before the baby gets here!

My financial situation:
I already have a debt consolidation loan through Prosper. I have NEVER been late or had any problems with the payment of this loan. I work for a State Agency and we are doing well so there is very little risk of me losing my position. My husband also has a stable job which is not at risk of losing in this economic recession.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424179
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1985	Debt/Income ratio:	26%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	22y 8m
Amount delinquent:	$0	Revolving credit balance:	$5,427	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	responsible-truth	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate bills that I owe.
Purpose of loan:
This loan will be used to? consolidate bills that I want to pay off to become financially able to save more.

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and am aware of how important excellent credit is to a person.

Monthly net income: $ 3148.00

Monthly expenses: $
??Housing: $ 915.00
??Insurance: $ 80.00
??Car expenses: $ 450.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 100.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424209
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Nov-1988	Debt/Income ratio:	33%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	32	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$2,402	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	120%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	VMImom	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	640-660 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	640-660 (Aug-2009) 640-660 (Jul-2009) 620-640 (May-2008) 580-600 (Sep-2007)
Principal balance:	$3,544.80	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
LAST TRY! Not "HR" CR up 60+ Pts
Purpose of loan: First, I want to THANK ALL who funded my last loan! You ALL were a life saver for me and my son allowing me to afford to send him for his last year at the Virginia MIlitary Institute! He graduated May 15, 2009 and he is commissioned in the U.S. Army Reserves. This is the?fourth listing for this loan request. I am NOT "HR". I was rated "E" for my first Prosper loan and my credit score went up 60+ points. I DO NOT understand! I have now ran out of time and used all my savings to help my son and his fiance' with their NEW HOME. Now, I need this loan to pay off that Bank Of Delaware HIGH interest loan balance of $2600, and my two credit cards with a total balance of $2100. I DO NOT NEED THEM! I am tryng to be debt FREE! This loan will save me about $350 per month and allow me to put cash back into my savings. I know with the times like they are now lenders start to "cringe" when they see "HR", but I guarantee you that this will be the easiest and fastest 35% earnings on your investment you will see. I will be paying off my first Prosper loan in the next 5-6 months and this loan will be paid off within 18 months! Any lender who requests, can have my home phone, work phone and ANY documents you wish to see! You WILL NOT go wrong or take any loss on this investment! Thanks for looking and I hope you WILL help me to better my credit score and GET RID of my LAST?high interest?debt!

My financial situation:
I am a good candidate for this loan because I have a previous loan with Prosper and NEVER had a late pay, NEVER missed a payment and NEVER had any insufficient funds in my bank account! I am VERY TRUSTWORTHY with my debts! I work VERY hard to regain?the EXCELLENT credit score I once had!?My husband was burned in a fire with 2nd and 3rd degree burns on 35% of his body which put him out of work for about 6 months! That's when his and my credit score went down. That is in the past and we are doing fine now, thank GOD! Our credit score continues to go up! We make enough money to offer that 35% in returns!?Thanks for looking!!! Hope YOU CAN HELP!!!

Monthly net income: $ 3386 (myself)? $2800 (husband)

Monthly expenses: $ 1480
??Housing: $ 350
??Insurance: $?80
??Car expenses: $?125
??Utilities: $ 100
??Phone, cable, internet: $ 75
??Food, entertainment: $ 250
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 425
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424291
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.93%	Starting borrower rate/APR:	23.93% / 26.22%	Starting monthly payment:	$431.16

Auction yield range:	8.18% - 22.93%	Estimated loss impact:	7.54%
Lender servicing fee:	1.00%	Estimated return:	15.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1989	Debt/Income ratio:	18%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	4y 4m
Amount delinquent:	$0	Revolving credit balance:	$25,428	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	rate-grove	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off 3 credit cards/accts
Purpose of loan:
To pay off one credit card with a high interest rate (+22%)?that is already closed, aprox $7,900. To pay off an overdraft line with my bank aprox. $400. To pay off my Dell account aprox $600 and to pay off a portion of a GE Capital account, aprox $500 that has a interert rate of ~24%.

These accounts are either closed or rarely used so, the likelyhood of running up credit is slim to none. I just like to consolidate these.

My financial situation:
I am a good candidate for this loan because?I?have a stellar payment history.? I'm trying to position myself in?4 years to prepare to pay off my sons student loans. He just started college.I need to consolidate some payments. Just making too many payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424421
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$253.24

Auction yield range:	11.18% - 17.05%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-2003	Debt/Income ratio:	22%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	6y 11m
Amount delinquent:	$0	Revolving credit balance:	$6,044	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	61%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	nate31	Borrower's state:	NewMexico	Borrower's group:	New Day Rising Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	13 ( 100% )	700-720 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	620-640 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Active Duty Air Force - Auto Repair
Purpose:? There is a factory defect that Nissan has not yet owned up to in my ?04 Sentra.? I will spend the $7K on an engine swap.? I would prefer to get this taken care of to avoid an inconvenience and a tow bill.

Financial Situation:? I only owe about $2K on two credit cards. You can look up my pay charts online to verify my income.? I am a 7 year E-5 living in the Holloman AFB area.? I am slotted to deploy in the near future, which will greatly increase my pay and reduce my bills.? I have a $2.9K bonus due in May.? In my opinion, this loan is free money for whoever is willing to bid.

Expenses:
Rent:$475
Insurance:$118
Car:$40
All Utilities:$205
Food, entertainment:$450
Clothing, household:$30
Debt:$40 (min)
Savings:$390
Donations:$300
Other: $50
Total: $1984/mo

Income:
Base pay:$2499
Housing:$758
Food:$323
Total income:$3006/mo after taxes
Money Left:$1023

During deployment:
Taxes:$574
Hostile Fire:$255
Hardship Duty:$100
Total extra:$929.00/mo
Annual Bonus:$2985
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424429
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.18%	Starting borrower rate/APR:	12.18% / 14.31%	Starting monthly payment:	$249.75

Auction yield range:	11.18% - 11.18%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1993	Debt/Income ratio:	34%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	17 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	1y 6m
Amount delinquent:	$0	Revolving credit balance:	$17,540	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	csincontrol	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	700-720 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	720-740 (Sep-2008)
Principal balance:	$3,653.74	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Paying off credit cards
Purpose of loan:
Thank you for considering me. I am trying to pay off my outstanding credit card and unsecured debts.

My financial situation:
I am recently divorced and getting a new start. ? I served as a Soldier in the U.S. Army for 20 years and recently retired at the age of 38. I am now working for the Federal Government in D.C. as an Air Traffic Controller. I make good money and just need a fresh start. My ex-wife ran up all my credit cards while I was deployed in the military and got us behind on all of our bills. I have since gotten divorced and have caught up on?all my bills. Now I would like to get a lower interest rate and pay off all my remaining bills in one monthly payment instead of the many small bills I currently have. This will be my second Prosper loan, I received my first back last October and have been making ontime payments ever since. I recently received a promotion at work and a raise. I just want to get out from under these credit card debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424435
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	35.00%	Starting borrower rate/APR:	36.00% / 39.48%	Starting monthly payment:	$139.13

Auction yield range:	17.18% - 35.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1991	Debt/Income ratio:	35%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	92	Length of status:	18y 6m
Amount delinquent:	$0	Revolving credit balance:	$20,834	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	dupa1998	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	680-700 (Jul-2008) 640-660 (Jun-2008) 640-660 (Apr-2008) 620-640 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	1
Description
Consolidate into ONE
Purpose of loan:

This loan will be used to pay off my?four?smallest?credit cards,?paying them off faster by consolidating into one lower payment.

My financial situation:

I have great?job security, and have?been?employed with the same Federal Agency?for more than 18 years.?

I do have a low?credit score, and that is because I had a number of credit accounts that where open with zero balances and when the economy crashed,?credit companies lowered and/or closed the accounts.??Therefore, my credit score took a big hit and the score immediately?plunged.? Due to the crash and most of my accounts closed, I have been following the advice from Suze Orman, (not exact words) "leave your current accounts to the max so the companies do not reduce anymore limits, and to do this until the market and/or recession is over."? This?is why you will?see the 100% card utilization,?but you can also see that?my?credit report has?no negative information and no delinquent accounts.??

There will be no problem?with me?making this monthly payment and I would like your?help to fund this loan.

Thank you -???
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424441
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$361.89

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Mar-2000	Debt/Income ratio:	21%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	23	Length of status:	2y 8m
Amount delinquent:	$1,850	Revolving credit balance:	$2,681	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	105%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	careful-hope	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off my debt
Purpose of loan:
This loan will be used to payoff all my debt and consolidate it into one monthly payment.

My financial situation:
I am a good candidate for this loan because I have a very low debt to income ratio.? My credit report may not be the best, but I am a very reliable candidate for this loan and have been in the same line of business for 8+ years in information technology.

Monthly net income: $ 4600

Monthly expenses: $?3900
??Housing: $ 1850
??Insurance: $ 160
??Car expenses: $?450
??Utilities: $ 220
??Phone, cable, internet: $ 120
??Food, entertainment: $?400
??Clothing, household expenses $ 100
??Credit cards and other loans: $?600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424453
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,800.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.56%	Starting borrower rate/APR:	26.56% / 28.89%	Starting monthly payment:	$681.90

Auction yield range:	8.18% - 25.56%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1999	Debt/Income ratio:	31%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,061	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	9%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	katmcbird	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expansion and Marketing
Purpose of loan:
My Husband and I own and operate an independent coffeehouse/cafe. We have recently had an increase in new customers looking for a place to study, relax with friends and eat due to competition closing in the area. Our food menu is simple, panini sandwiches and pastries. We feel the need to offer dinner options that are a little heavier, like chicken or pasta entrees. In order to do this we will need to add equipment to our kitchen, create new menus and implement a new marketing plan to introduce the changes to the area. Our current revenues will allow us to afford a new payment of up to $1,000.00 per month. Revenues are now at $10,000-15,000 per month with obligations of $8,000 per month, this includes all utilities, rent, purchases of goods and labor. All of our current obligations are paid ahead of due date or on time, never leaving an outstanding balance with the landlord or suppliers. We are very strong in the community with philanthropic deeds. The offering of home cooked meals by my Husband, who is a trained chef and Italian trained coffee barista, and myself will further entrench our coffeehouse in the community. Thank you for your consideration.

My financial situation:
I am a good candidate for this loan because...Current revenues are above last year and leaving us in a position to create more funds to allow for ease of payment on cafe's?finances. All current suppliers and services are always paid within or ahead of due dates. Currently operating with additional 1k for payment abilityIf the cafe's ability to pay off the loan were in question?my own personal income from working at the hospital is accessible, our DIR is 8%.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424465
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$520.21

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-1998	Debt/Income ratio:	32%
Credit score:	600-620 (Sep-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	15y 4m
Amount delinquent:	$0	Revolving credit balance:	$13,840	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	cfinna8	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	48 ( 100% )	600-620 (Latest)
Principal borrowed:	$12,401.00	< mo. late:	0 ( 0% )	600-620 (Aug-2009) 600-620 (May-2008) 580-600 (Apr-2008) 580-600 (Mar-2008)
Principal balance:	$4,155.81	1+ mo. late:	0 ( 0% )
Total payments billed:	48
Description
Bigger car needed
Purpose of loan:
This loan will be used to Purchase a New Caravan to better fit my family needs.I have a 15 yr old an 8yr old who plays hockey and a 6 month old

Monthly net income: $ 3920.00 (myself)-2600.00(spouse)-1320.00

??Housing: $ 800.00
??Insurance: $ 120.00
??Car expenses: $ 410.00
??Utilities: $ 280.00
??Phone, cable, internet: $ 220.00
??Food, entertainment: $ 600.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 500.00
??Other expenses: $ 300.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424477
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.57%	Starting monthly payment:	$56.56

Auction yield range:	8.18% - 20.06%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1987	Debt/Income ratio:	31%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	13y 7m
Amount delinquent:	$0	Revolving credit balance:	$7,221	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	92%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Critter1963	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	640-660 (May-2008)
Principal balance:	$2,231.25	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Debt consolidation
Purpose of loan:
This loan will be used to? Debt Consolidation????I would like to work towards getting my financial obligations more organized and paid off in a more timely manner.? I am working towards purchasing a house in the next couple years.?

My financial situation:
I am a good candidate for this loan because? It is very?important for me?to pay my bills on time.? I have worked at the same job for over 13 years which shows dedication and stability.? I take my financial obligations seriously.? I make sure my bills are paid?first and on time.? I have a current Prosper loan and every payment has been paid on time. ?I have never missed a payment.?

Monthly net income: $ 2398

Monthly expenses: $
??Housing: $ 582.50
??Insurance: $ 102.50
??Car expenses: $?308
??Utilities: $ 100
??Phone, cable, internet: $ 83
??Food, entertainment: $?160
??Clothing, household expenses $?40
??Credit cards and other loans: $ 15
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424483
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 14.92%	Starting monthly payment:	$32.90

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-1975	Debt/Income ratio:	Not calculated
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	16y 4m
Amount delinquent:	$0	Revolving credit balance:	$231,115	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	awesome-agreement	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
SENIOR STRUGGLING TO MAKE ENDS MEET
Purpose of loan:
This loan will be used to basically help cover day to day living needs.? I'm older and my husband recently past.? With the econcomy the way it is I am struggling to make ends meet.? My bills are beginning to stack up and I'm a little worried.? My family can't afford to help me out much.? I have a daughter in college who also needs my help from time to time.? So this loan would really help me get out of the hole I'm starting to get into.

My financial situation:
I am a good candidate for this loan because I am a responsible, educated individual with extremely high moral standards.? I've never quit anything and I'll never turn my back on a commitment.? I'm honest, reliable, motivated and have a very positive outlook on my financial future.? I've had the same stable, great paying job.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424535
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$180.76

Auction yield range:	8.18% - 17.00%	Estimated loss impact:	8.39%
Lender servicing fee:	1.00%	Estimated return:	8.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-2000	Debt/Income ratio:	12%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	7y 3m
Amount delinquent:	$0	Revolving credit balance:	$3,719	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	0
Screen name:	geoinvesting	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need load to purchase used vehicle
Purpose of loan:
The loan requested assist in the purchase of a used vehicle. ??

My financial situation:
I am a good candidate for this loan because I am reliable, responsible, and pay my bills on time.? I work two jobs and my monthly net income is $2,000.??My living expenses are low because I have no kids to care for and live with roommate.?I have a good credit rating and pay all my bills on time. I have a stable job and been with the same employer for the last seven years.? Part-time job is also reliable income.?

Monthly net income: $
$ 2000

Monthly expenses: I share my living expenses with roommate
Housing: $ 550.00 (Rent)??
Car Insurance: $ 90 Monthly ?
Utilities: $ 50
Phone, cable, internet: $ 50
Clothing, household expenses $ 100.00
Credit cards payment: 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424541
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$185.82

Auction yield range:	14.18% - 19.00%	Estimated loss impact:	14.84%
Lender servicing fee:	1.00%	Estimated return:	4.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1995	Debt/Income ratio:	18%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$5,980	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	Nathan_LV	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trying to reduce my interest rates
Purpose of loan:
In the last couple months, the bulk of my credit card debt has gone from a a more or less reasonable rate of 14% to a ridiculous rate of 21%. Not because I was late or missed any payments, but because profits are down and that's just one of the tactics credit card companies are employing to increase their profit margins. All I really want to do is decrease the interest rate I'm paying so that i can work myself out of debt faster. My financial situation:
I've been continuously employed for 7 years. I've been employed at the same local government agency for about 2 1/2 years now, and I was at a different government agency for the 4 years prior, so my employment is very stable. My credit rating is a lot worse than it should be as a result of having been unemployed for almost a year after 9/11. Monthly net income: $ 3400 Monthly expenses: $
? Housing: $ 470
? Insurance: $ 200
? Car expenses: $ 450
? Utilities: $ 200
? Food, entertainment: $ 400
? Clothing, household expenses $ 200
? Credit cards and other loans: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424547
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	15.99%	Starting borrower rate/APR:	16.99% / 19.19%	Starting monthly payment:	$463.42

Auction yield range:	14.18% - 15.99%	Estimated loss impact:	14.70%
Lender servicing fee:	1.00%	Estimated return:	1.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1999	Debt/Income ratio:	20%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$20,205	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	creative-order	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card
Purpose of loan:
This loan will be used to pay for my credit card which has decided to increase my interest rate for the second time this year because I am paying more than the minimum balance.

My financial situation:
I am a good candidate for this loan because I pay my financial obligations on time. I have my other half who shares the bills and living expenses with me and a stable job full-time job in the insurance field.

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $ 725
??Insurance: $ 50
??Car expenses: $
??Utilities: $ 75.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 0
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418574
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	17.96%	Starting borrower rate/APR:	18.96% / 21.44%	Starting monthly payment:	$54.95

Auction yield range:	8.18% - 17.96%	Estimated loss impact:	6.91%
Lender servicing fee:	1.00%	Estimated return:	11.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-2002	Debt/Income ratio:	20%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	5y 5m
Amount delinquent:	$0	Revolving credit balance:	$22,141	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	stream199	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
credit card CONSOLIDATION!!
Purpose of loan:
Will be used to pay off a TV i purchased through a Sears 6 month no interest no payment credit line.

My financial situation:
I am a perfect candidate for this loan because it will be the same payment i have been making to Sears credit.? I have ran out of the no interest and it starts out at 24%!!!!!? So i would like pay off the high interest credit card and replace the loan with a lower rate.? I am single, live with a roomate and my car is paid off.? I have been employed with the same company for 5 1/2 years.? I am a stockbroker for Scottrade and I have graduated with a bachelors in finance.? I am more than capabale of fulfulling my obligation with this loan, i am just trying to lower my rate!

Monthly net income: $ 2,600.00
Monthly expenses: $
??Housing: $ 700
??Insurance: $ 110
??Car expenses: $ 50 (gas)
??Utilities: $ 100
??Phone, cable, internet: $?65 (cell phone only)
??Food, entertainment: $?500
??Clothing, household expenses $?100
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423030
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.18%	Starting borrower rate/APR:	18.18% / 20.39%	Starting monthly payment:	$652.37

Auction yield range:	17.18% - 17.18%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-1992	Debt/Income ratio:	41%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	16y 1m
Amount delinquent:	$0	Revolving credit balance:	$376	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	26%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	g_r_vending	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	660-680 (Jun-2008)
Principal balance:	$2,058.20	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Expanding Vending Business
Purpose of loan:
This loan will be used to double the size of my vending business, from 6 full line locations(snacks/soda) to 22 locations, my gross sales would then be around 50k per year

My financial situation:
I am a good candidate for this loan because my business has no debt right now, all machines are paid in full,I am also still working full time while this business grows into a full time job

Monthly net income: $ 2160

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 36
??Car expenses: $ 296
??Utilities: $ 120
??Phone, cable, internet: $ 80
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424170
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Feb-1992	Debt/Income ratio:	9%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	52	Length of status:	4y 10m
Amount delinquent:	$8,682	Revolving credit balance:	$9,534	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$100,000+
Delinquencies in last 7y:	27	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	ready-dollar6	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
to pay down high interest debt

My financial situation:
I am a good candidate for this loan because? me an dmy wife have a good income just hit some bumps in the road some years ago

Monthly net income: $
11k a? month

Monthly expenses: $
??Housing: $ 3500
??Insurance: $ 250
??Car expenses: $ 250
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 650
??Clothing, household expenses $ 650
??Credit cards and other loans: $?300
??Other expenses: $ 750
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424176
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.18%	Starting borrower rate/APR:	18.18% / 20.39%	Starting monthly payment:	$181.21

Auction yield range:	17.18% - 17.18%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1974	Debt/Income ratio:	16%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	13 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	57	Length of status:	3y 10m
Amount delinquent:	$0	Revolving credit balance:	$104,293	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	lucrative-economy	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To pay for an unexpected expense
Purpose of loan:
My wife lost her full time job and is now working part time.? Although?my salary?represents 80% of our income,? her lost of income means that?we will have?lost about 10% of our total monthly income ($800).?This loan will be used to?pay some credit obligations up in adavance?so we?ontinue to make all financial obiligations.

My financial situation:
I am a good candidate for this loan because I have a 30+ years?credit history (since 1974) with never a serious problem (i.e., foreclosure, default, etc.).??I own two homes and?two cars. .

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ 4000
??Insurance: $?150
??Car expenses: $500 (over in October)?
??Utilities: $ 100
??Phone, cable, internet: $ 200
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424188
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.18%	Starting borrower rate/APR:	18.18% / 20.39%	Starting monthly payment:	$561.76

Auction yield range:	17.18% - 17.18%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1998	Debt/Income ratio:	19%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	17 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	8y 0m
Amount delinquent:	$0	Revolving credit balance:	$56,347	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	j667fire	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Debt
Purpose of loan:
This loan will be used to pay off 3 high interest rate credit cards in in a quicker time period that we are able to individually. The payment we would be making monthly on this Prosper Loan is the same as the minimums that we are currently paying.

My financial situation:
I am a good candidate for this loan because I am currently making the payment on these cards I would just like to get them paid off sooner and without high interest rates. I have been working with Sac Metro Fire for eight years and will continue with them until I retire. Monthly net income: $ 8000

After my wife had our second child, her company laid her off. We decided to move to our Ranch so that we could rent out the home we were living in and make up some of the money we had lost. We had to put money into the home to be able to rent it out and we used the credit cards to pay for it. It took over 3 months to rent the house due to the quantity of rentals on the market and we now have a renter moving in on the 15th of September. We can afford the payment on the credit cards we would just like them to be paid off in a timely manner. We thought that a Prosper Loan would be a great solution as it seems to be a win-win for both parties.

The revolving debt on the credit summary includes a $30,000 HELOC that was taken out a few years ago. It is NOT a credit card and cannot be drawn?upon any longer due to the drop in the housing market.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424200
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.69%	Starting monthly payment:	$49.34

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-2005	Debt/Income ratio:	6%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,537	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	hard-working-auction	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Motorcycle Upgrade
Purpose of loan:
This loan will be used to? upgrade from my current bike (1985 Honda Nighthawk 650) to a 1998 Honda ST1100; a little newer, more comfortable, and allow me to do some touring. The bike is valued at $3500 and I am purchasing from an elderly gentleman for 1500-1800, which is too good of a deal to pass up.
My financial situation:
I am a good candidate for this loan because?, I am a full time student working part time doing some IT and accounting work at a private company, currently earning a couple hundred weekly so I do have some cash flow, however I will be graduating this December and am actively pursuing a Big 4 accounting career starting in January. I have a very good credit score compared to my peers, and as the age of my current bike suggests, I am a very frugal spender.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424402
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$1,061.29

Auction yield range:	17.18% - 29.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-1996	Debt/Income ratio:	125%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	28 / 23	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$12,907	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	59%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	commitment-canary	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Debt
Purpose of loan:
This loan will be used to pay some back debt owed.

My financial situation:
I am a good candidate for this loan because I pay my bills and I strive to make sure all bills are paid on time and in full. The back debt is something that came up unexpectedly and?has to be repaid. I am?currently pursuing my MBA and?know that I will get a better paying job however until that time comes, I need to make every effort prior to get the debt paid in full so that I can get on with my life. Anyone who is?willing to help me out will not regret it. They will find that I am an individual who ensures every last penny is paid back.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424408
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$123.09

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1989	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	16 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	43	Length of status:	20y 4m
Amount delinquent:	$0	Revolving credit balance:	$985,296	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	community-trader4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Sons' College Dream
Purpose of loan:
This loan will be used to pay part of our sons' college tuition.? He just graduated highschool and is ready for college.? It's been his dream to go to college since he was still in diapers!? We just need a little help.? Thank you for your consideration.

My financial situation:
I am a good candidate for this loan because I am a good candidate for this loan because?I have good?credit.? I have never made a late payment in my life.? ?My husband and I have steady jobs in industries(Health Care) ?that have not been greatly effected by the current economy.? The listing does not include myhusbands income of $ 60k so the debt to income ratio is not correct.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424414
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jan-1987	Debt/Income ratio:	4%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	14	Total credit lines:	43	Length of status:	20y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,732	Occupation:	Car Dealer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	97%	Stated income:	$100,000+
Delinquencies in last 7y:	22	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	automotiveMoneyAngel	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Last 2 credit cards to pay off
Purpose of loan:
This loan will be used to? pay off last 2 high interest cards

My financial situation:
I am a good candidate for this loan because? I have stable job ( 20 years) and stable income

Monthly net income: $13800

Monthly expenses: $
??Housing: $ 6100
??Insurance: $ 300
??Car expenses: $?400
??Utilities: $ 300
??Phone, cable, internet: $ 300
??Food, entertainment: $ 300
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 1500
??Other expenses: $ 1700? other home
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424426
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1992	Debt/Income ratio:	34%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	13y 11m
Amount delinquent:	$0	Revolving credit balance:	$3,428	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	unconquerable-affluence	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Sick and tired of 'revolving' door
Purpose of loan:
This loan will be used to? consolidate all of my credit card debt into one payment.? I have been a cutting credit card fool and I wish I'd saved the pieces and made a pic to post on my profile.? My wife and I are sick and tired of how we've lived over the last several years in regards to spending and we're working hard to change EVERYTHING to make our futures and our kids' futures much brighter.? By getting this fixed-rate loan we're going to be able to easier establish our monthly budget and begin giving our kids allowances that they will earn through chores and we're going to start instilling in them the proper money management principles that will empower them to make better decisions in their adult lives with regards to money.? I'm a minister as well and I want to use this as a real opportunity to start helping those that I worship with who may be hurting due to financial problems.? My income shown is $44,000, which I make at my full-time job at the Florence Electricity Dept.? I'm also paid close to $16,000/year as a minister AND I also began running a paper route close to 2 years ago from which I CLEAR about $1,000/month AFTER my expenses for that.? I feel like PROSPER may be the answer to a huge prayer I've been saying for several weeks now, again, because of the opportunity it could give me to consolidate credit card debt and make my monthly outgo more easily managed with fewer payments going out.? Thanks so much for at least giving me a ray of hope.? And one last bit of info I'll share.? My sister began some time ago really capitalizing on the use of coupons and sales papers when grocery shopping and toiletry shopping.? She has been VERY successful at it and began teaching my wife and we're beginning to see a huge reduction in expenditures when it comes to those areas.? AND because of that, even our gas bill has gone down for her automobile because of better planning for trips to shop.? It's AWESOME!?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $ 945
??Insurance: $ 115
??Car expenses: $ 363
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 600
??Clothing, household expenses $ 600
??Credit cards and other loans: $ 800
??Other expenses: $ none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424432
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$238.56

Auction yield range:	17.18% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Feb-1986	Debt/Income ratio:	23%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	27	Length of status:	4y 7m
Amount delinquent:	$3,179	Revolving credit balance:	$4,205	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	27%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	reliable-balance4	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to? Pay off credit cards and begin to start saving money

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and do not have a wife spending every dime I make now.

Monthly net income: $ 2200

Monthly expenses: $
??Housing: $?0
??Insurance: $?50
??Car expenses: $ 100
??Utilities: $ 0
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $?150
??Other expenses: $
0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424438
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	31	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$394	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Brent75	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Making an Album
Purpose of loan:
I am producing a new album in Nashville and need some extra cash to really guarantee the project's success.

My financial situation:
I am a former diplomat with the U.S. Government.? I recently left my job in order to work on this project, which I expect to pay off quickly once the album is released.

Monthly net income: Currently living off of savings (approximately $100,000) while working on this project

Monthly expenses: $
??Housing: $500??
? Insurance: $150
??Car expenses:$0?
??Utilities: $0
??Phone, cable, internet: $100
??Food, entertainment: $400
??Clothing, household expenses $200
??Credit cards and other loans: $200
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424444
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$994.00

Auction yield range:	17.18% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jun-2002	Debt/Income ratio:	44%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	1y 8m
Amount delinquent:	$0	Revolving credit balance:	$4,124	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	22%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	thorough-compassion6	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CD Distribution
Purpose of loan:
This loan will be used for national CD Distribution which will yield a return.

http://www3.rockmetv.com/colee/CTOforStartups/member_image_player.asp

As a?the Co-Founder of Rock Me TV at www.rockmetv.com?which now has an audience that reaches over 30 Million viewers in 50 states and 49 other Countries.?She is?a young, multitalented woman, from Cleveland, Ohio who is ? Greek and ? Italian and goes by the stage name of ?COLEE STALLONE? Along with her business skills, Colee is also a singer/songwriter who has helped established Rock Me TV to aid in helping all aspiring artists in furthering their careers.?"Colee"?is no stranger to the music business, having been raised inside the most influential studios in Cleveland Ohio. Colee?s musical talent began to show at the age of 9. Deriving from a musical family, Colee has songwriting abilities beyond her years writing about topics of domestic violence, struggles in life, love, heartache, family, and much more. Since then Colee has wowed audiences with her incredible onstage performance opening up for over 20,000 people for national acts such as: Nsync, Wild Orchid, Vanilla Ice, Fergy Black eyed peas and many more. Leaving Cleveland right out of high school Colee moved to New York City to pursue her dreams. With her ?Never take no for an answer? attitude, it has opened doors for her to work with such artists as Hip Hop rapper Icarus, DBlocks own: ?Vinny Idol?, Straw Team Arliss Ali Vegas, dollarmentary, Infinite Circle, Hip Hop mogul Marley Mall and many more. Currently Colee is getting ready to launch Rock Me TV?s LIVE studio in Times Sq. She is also working on her new album, ?Left Behind? dropping soon along with her music video. Colee hopes her lyrics and melodies will inspire the world in a positive way, and show independent artists that there is still hope for dreams to come true. My financial situation:
I am a good candidate for this loan because? I am responsible and I do not have any debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424454
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.99%	Starting borrower rate/APR:	18.99% / 21.21%	Starting monthly payment:	$733.02

Auction yield range:	17.18% - 17.99%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-1998	Debt/Income ratio:	34%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	15 / 14	Employment status:	Retired
Now delinquent:	0	Total credit lines:	28	Length of status:	13y 0m
Amount delinquent:	$0	Revolving credit balance:	$20,517	Stated income:	$75,000-$99,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	transaction-octave	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off my credit cards
Purpose of loan:
This loan will be used to? consolidate 8 unsecured credit accounts

My financial situation:
I am a good candidate for this loan because? I always pay my bills on time and pay more then the required amount each month, and by consolidating thses bills I can pay my dept off faster

Monthly net income: $ 7700

Monthly expenses: $?6180
??Housing: $ 1750
??Insurance: $ 55
??Car expenses: $ 800
??Utilities: $?175
??Phone, cable, internet: $ 150
??Food, entertainment: $ 900
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 2000
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424456
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jun-1991	Debt/Income ratio:	24%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	39	Length of status:	9y 1m
Amount delinquent:	$1,416	Revolving credit balance:	$0	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	3225	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 93% )	680-700 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	1 ( 7% )	700-720 (Jul-2009) 680-700 (Jun-2008) 680-700 (Mar-2008)
Principal balance:	$2,037.75	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Problem with water-heater.
Purpose of loan:
This loan will be used to get caught up on some? bills as I needed to replace a water -heater, causing my other bills to fall behind.? I am a Special Education teacher at the high school level and I do not return to work for about another four weeks.? Please - I am a person who is in need of some help fast.? Thank you!

My financial situation:
I am a good candidate for this loan because I am a good person that just needs your helping hand in granting me this loan to help make ends workout until I get my first paycheck in the early part of Sept. Thank you !

Monthly net income: $ 5000.00

Monthly expenses: $
??Housing: $ 1416.
??Insurance: $ 57.
??Car expenses: $ 195.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 109.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 100.
??Credit cards and other loans: $ 400.
??Other expenses: $ 250. oil
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424462
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.50%	Starting borrower rate/APR:	10.50% / 12.61%	Starting monthly payment:	$243.77

Auction yield range:	3.18% - 9.50%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1998	Debt/Income ratio:	39%
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$4,556	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	33%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	roadrunning	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	800-820 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	800-820 (May-2009) 680-700 (Jan-2008)
Principal balance:	$8,249.55	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Refinance Existing Prosper Loan
Purpose of loan:
This Loan will be used to refinance my existing Prosper Loan.?As with all of my bills, I have always paid my loan on time and have auto-debit from my account. I am simply refinancing the remaining balance to reduce the interest rate and in turn have additional money to increase my savings each month.?

My financial situation:
My Financial situation is solid and am just looking to bring my payment down?and reduce the amount of interest paid each month.? ?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424508
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.33%	Starting borrower rate/APR:	12.33% / 14.47%	Starting monthly payment:	$166.86

Auction yield range:	4.18% - 11.33%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1997	Debt/Income ratio:	13%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	7y 7m
Amount delinquent:	$0	Revolving credit balance:	$33,083	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	mhzinger1723	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to pay down credit cards that had to be used after my wife lost her job while having to be treated for a medical ailment.

My financial situation:
I am a good candidate for this loan because although I had to rely on credit cards during this period, I have always made early payments and over minimum payments. I have not only held, but advanced several times in sales management during my time at my current employment. We are now moving forward and want out from the burden of the everchanging credit card regulations under the new administration.

Monthly net income: $ 10,900

Monthly expenses: $
??Housing: $3200
??Insurance: $150
??Car expenses: $1010
??Utilities: $300
??Phone, cable, internet: $320
??Food, entertainment: $500
??Clothing, household expenses $100
??Credit cards and other loans: $770
??Other expenses: $2750 (rental properties)?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424514
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.33%	Starting borrower rate/APR:	13.33% / 15.48%	Starting monthly payment:	$338.53

Auction yield range:	4.18% - 12.33%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	10.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1999	Debt/Income ratio:	20%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	9y 8m
Amount delinquent:	$0	Revolving credit balance:	$12,253	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	19%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	adaptable-platinum	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Debt
Purpose of loan:
This loan will be used to consolidate some debt from credit cards and personal.

My financial situation:
I am a good candidate for this loan because I have a full time job. I'm just trying to get a better rate for some debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424520
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,100.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$230.70

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-1992	Debt/Income ratio:	31%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	4y 1m
Amount delinquent:	$0	Revolving credit balance:	$7,021	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	capital-quest1	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Startup
Purpose of loan: This loan will be used to start up a new tele-services business.? The business will contract with various companies to service their calls for customer service and sales.? The?calls will normally be driven from television or radio advertising.? Our staff will service these types of calls for our clients.

My financial situation: I am a good candidate for this loan because I have more than 15-years of customer service and sales experience.?? My experience includes management, brokerage service, and I have held my series 3 license (commodities brokerage license).? The business will be located in the Midwest, where many tele-service business are located due to the "even" accent of most of the folks that live in the area, as well as as the low cost to do business such as property rental, and low cost of living.? There are several successful tele-services already in Nebraska.? This type of business has few boundaries, as we can take calls from all over the U.S. 24 hours a day, 7 days a week.

In addition, this business will help stimulate our economy as I will be hiring for positions.? I hope to have at least 10 employees within a year.

Finally, I can start this business as part-time and keep my full time job.? A large portion of the type of calls we will receive will be in the evenings and weekends, which will allow me to keep my full time job.? This will help with my cash flow, and allow me to pay the loan back on time, and hopefully ahead of schedule.

Monthly net income: $ 3100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424532
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.63%	Starting borrower rate/APR:	16.63% / 18.82%	Starting monthly payment:	$88.67

Auction yield range:	6.18% - 15.63%	Estimated loss impact:	5.27%
Lender servicing fee:	1.00%	Estimated return:	10.36%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2001	Debt/Income ratio:	25%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$13,155	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	scooby01	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Me Start a Business
Purpose of loan:
This loan will be used to start a auto body paiint and repair business that I will make $7,000-$8,000 per month with to start. Eventually I will grow this business into starting my own shop and having multiple units.
My financial situation:
I am a good candidate for this loan because I make my payments on time and I will use this money to make myself more financially stable. I will have enough money to very quickly to pay this loan off because of all of this additional income from the new business

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 424550
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$23,440.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$859.22

Auction yield range:	17.18% - 18.00%	Estimated loss impact:	35.50%
Lender servicing fee:	1.00%	Estimated return:	-17.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jan-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	35	Length of status:	9y 3m
Amount delinquent:	$0	Revolving credit balance:	$8,105	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	46%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	2
Screen name:	new-blissful-economy	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting over
Purpose of loan:
This loan will be used to?
I am going to primarily consolidate some equipment.I went through a divorce a couple of years ago and got turned upside down financially.There was some friends and lenders who helped me during my low times and I would like to pay them back the money I owe them {they have been so helpful and patient}.
My financial situation:
I am a good candidate for this loan because?
I have a lot less bills than the typical household.I have got out and started running my business again and it is doing well.I also have just completed the fire fighter academy and I will be soon working as a firefighter and have that income along with my landscaping.
Monthly net income: $3000
Monthly expenses: $
??Housing: $
??Insurance: $ 60
??Car expenses: $? ??Phone, cable, internet: $ 50
??Food, entertainment: $250
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses600
Information in the Description is not verified.